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                                  EXHIBIT 10.17

                      ELEPHANT & CASTLE INTERNATIONAL, INC.

                   Abstract of Exclusive Development Agreement

PARTIES TO AGREEMENT       Bass Resources, Inc.("Bass")
                           Elephant & Castle International, Inc.("E&C")

COVENANT NOT TO DEVELOP    E&C agrees not to develop or franchise Alamo Grill
                           in any hotels in the U.S. other than Holiday Inn
                           Hotels.

AGREEMENT OF EXCLUSIVITY   Bass agrees not to endorse the development of any
                           other steakhouse restaurant other than Alamo Grill by Holiday Inn franchisees in the U.S., nor enter into any co-branding arrangement with any other steakhouse concept other than Alamo Grill.

DURATION OF AGREEMENT      April 19, 1999 until December 31, 2001.


ELEPHANT & CASTLE INTERNATIONAL, INC.                    5 GTM/LEH/JAW 042199
ALAMO GRILL  FRANCHISE AGREEMENT                                     475250.5